Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 3, 2007, except as to Note 1 as to which the date is May 15, 2007, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-146686) and related Prospectus of Infinera Corporation for the registration of 11,500,000 shares of its common stock.

/s/ Ernst & Young LLP

San Jose, California

October 22, 2007